EXHIBIT 32
CERTIFICATION OF PERIODIC REPORT
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, Philip W. Tomlinson, the Chairman of the Board and Chief Executive Officer of Total System Services, Inc. (the “Company”), and James B. Lipham, the Senior Executive Vice President and Chief Financial Officer of the Company, hereby certify that, to the best of his knowledge:
(1)	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (the “Report”) fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 5, 2008	/s/ Philip W. Tomlinson
Philip W. Tomlinson
Chairman of the Board and Chief Executive Officer

November 5, 2008	/s/ James B. Lipham
James B. Lipham
Senior Executive Vice President and Chief Financial Officer

     This certification “accompanies” the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q, irrespective of any general incorporation language contained in such filing).

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